UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 30, 2015

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

13710 FNB Parkway, Suite 400
Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2015, Ballantyne Strong, Inc. (the “Company”) appointed Stephen L. Schilling, 51, as its President of the Digital Media business.

Mr. Schilling most recently served as Managing Partner of S2 Ventures LLC, a management consulting company that works with technology companies, from 2011 to 2015. Prior to that, Mr. Schilling’s experience includes serving as President and CEO of Cypress Communications, a provider of premium in-building broadband communications services, from 2007 to 2011, and as President, CEO and Founder of Netfice Communications, from 1998 to 2006.

Mr. Schilling’s employment agreement (the “Schilling Agreement”) with the Company provides for an annual base salary of $275,000, and he will be eligible for performance-based compensation in the form of an annual bonus of up to $325,000, payable partly in cash and partly through equity awards as determined by the Compensation Committee, provided that the Company achieves certain universal goals established by the Compensation Committee. As a signing bonus, the Company has agreed to grant, within 30 days of the entry into the Schilling Agreement, to Mr. Schilling a stock option to purchase 30,000 shares of the Company pursuant to the Company’s 2010 Long-Term Incentive Plan, which option will be immediately vested upon grant. In addition, the Company will grant to Mr. Schilling a stock option to purchase 100,000 shares, vesting over five years. He will also be eligible to participate in the Company’s 401(k), medical, dental and vision plans and certain other benefits available generally to employees of the Company. Mr. Schilling’s agreement contains customary non-competition and non-solicitation covenants.

The foregoing description of the Schilling Agreement is qualified in its entirety by reference to the full text of the Schilling Agreement, copy of which is filed herewith as Exhibit 10.1, respectively, and is incorporated herein by reference.

On November 2, 2015 Ray F. Boegner was promoted to the newly created position of President of the Cinema business. Mr. Boegner has been with the Company since 1997 serving in a variety of sales and marketing positions with the most recent being Senior Vice President. Mr. Boegner has been an officer of the company since 1997. Mr. Boegner’s employment agreement is described in the Company’s proxy statement.

Except as described herein, to the Company’s knowledge, there are no arrangements or understandings between Mr. Schilling or Mr. Boegner and any other person pursuant to which they were selected for their positions. In addition, there are no family relationships between Mr. Schilling and Mr. Boegner and any directors or executive officers of the Company and no transactions required to be reported under Item 404(a) of Regulation S-K between them and the Company.

On November 2, 2015 Christopher D. Stark’s position as President of the Ballantyne Strong, Inc. holding company has been eliminated and Mr. Stark left to pursue other opportunities.

In connection with his departure, Mr. Stark is entitled to six months base salary plus six months of health benefits in addition to severance of $87,305 in place of bonus payment.

On October 30, 2015, David G. Anderson’s position as Senior Vice President, General Counsel and Secretary of the Company has been eliminated and Mr. Anderson left to pursue other opportunities.

In connection with his departure, Mr. Anderson is entitled to six months base salary plus six months of health benefits in addition to severance of $40,154 in place of bonus payment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

10.1	Employment Agreement, dated November 2, 2015, by and between the Company and Stephen L. Schilling.

99.1	Press Release, dated November 3, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: November 4, 2015	By:	/s/ Nathan D. Legband
Nathan D. Legband
Senior Vice President, CFO & Treasurer

Exhibit Index

Exhibit
No.	Description

10.1	Employment Agreement, dated November 2, 2015, by and between the Company and Stephen L. Schilling.

99.1	Press Release, dated November 3, 2015, announcing the appointment of Stephen L. Schilling as President of the Digital Media business.